EXHIBIT A

                  Amended Exhibit A dated February 20, 2009 to
             the Amended and Restated Custodian Services Fees Letter
                         effective as of October 1, 2008

                            List of Turner Portfolios
                            -------------------------
                         Turner Concentrated Growth Fund
                             Turner Core Growth Fund
                           Turner Emerging Growth Fund
                          Turner Large Cap Growth Fund
                            Turner Midcap Growth Fund
                          Turner Small Cap Growth Fund
                           Turner New Enterprise Fund
                      Turner International Core Growth Fund
                          Turner Small Cap Equity Fund
                  Turner Quantitative Broad Market Equity Fund
                            Turner Midcap Equity Fund
                    Turner Quantitative Large Cap Value Fund
                              Turner Spectrum Fund